Exhibit 99.2

3rd Quarter 2011 Earnings Conference Call Noranda Aluminum Corp Holding November 2, 2011 10:00 AM Eastern / 9:00 AM Central TM

Forward Looking Statements The presentation and comments made by Noranda’s management on the quarterly conference call contain “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forwardlooking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward‐looking statements, including, the cyclical nature of the aluminum industry without limitation: and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end‐use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers a substantial number of which do not have long‐term contractual arrangements with the Company; the customers, long ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions. Forward‐looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward‐looking statements. Noranda undertakes no obligation to publicly update or revise any forward‐looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward‐looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs. For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s the Securities and Exchange including its Report on 10‐K. Company s filings with Commission, Annual Form 10 2

Solid Trends in Revenues, Profitability and Cash Flow $1,180 $1,479 $1,566 $$1,500 $1,800 s $0.73 $0.69 $0.70 $0 65 $0.70 $0.75 $0.80 d erview $300 $600 $900 1,200 $ in millions $0 45 $0.50 $0.55 $0.60 0.65 $ per pound sults Ove $0 LTM Q3‐10 LTM Q2‐11 LTM Q3‐11 LTM Segment Profit LTM Operating Cash Flow Excluding Hedges $0.40 0.45 LTM Q3‐10 LTM Q2‐11 LTM Q3‐11 2011 Res Flow, Aluminum $281 $303 $250 $300 $350 $129 $131 $120 $140 $160 Quarter $164 $50 $100 $150 $200 $ in millions $32 $40 $60 $80 $100 $ in millions 3rd $0 LTM Q3‐10 LTM Q2‐11 LTM Q3‐11 $20 LTM Q3‐10 LTM Q2‐11 LTM Q3‐11 3

Primary Aluminum Product Shipments (3 Months Ended) Primary Value‐Added Volume by Category (3 Months Ended) Stable Demand in an Uncertain Environment 5.6 10.1 38.4 14.7 24.8 100 150 millions 101.5 123.7 113.7 140.7 144.0 148.6 101.5 123.7 113.7 0.8 0 50 Pounds in verview U.S. Aluminum Consumption Growth Rates (CRU) Flat Rolled Product Shipments (3 Months Ended) Q3‐10 Q2‐11 Q3‐11 Value‐Added External sow Intercompany esults O 15.1% 15.0% 20.0% prior year r 2011 R 6.3% 4.2% 0 0% 5.0% 10.0% % Growth vs. Quarter 4 3rd 0 20 40 80 100 120 U.S. Aluminum Consumption Growth Rates (CRU) Pounds in millions 92.0 100.1 94.9 2010 2011 2012Billet Rod Other High-Purity Sow36.3 37.3 38.2 50.8 52.5 50.0 3.7 7.1 5.1

Productivity Complements Growth in Creating Value Segment CORE Savings through $120.1 $171.8 $125 $150 $175 ns Profit Margin 13.9% 12.3% 19.3% 15.0% 15% 20% fit as % of ue $43.0 $25 $50 $75 $100 $ in million 5% 10% Segment prof reven verview Year to Date Q3‐11 CORE Savings by Segment $0 2009 2010 2011 0% LTM Q3‐10 Q3‐10 LTM Q3‐11 Q3‐11 esults O I Flat Rolled Products Corporate $2.7 r 2011 R Bauxite $8.8 Primary Aluminum $8.7 Alumina $11.3 Alumina Quarter $20.2 $ in millions 3rd 5

Improved Segment Profit Performance Q3‐10 Q2‐11 Q3‐11 Integrated Upstream Segment Profit $30.2 $79.5 $56.1 Flat Rolled Products Segment Profit 14.4 16.2 12.1 t Results g Corporate Costs (5.8) (7.2) (8.0) Segment Total Segment Profit $38.8 $88.5 $60.2 Quarter 3rd 6

Q3‐10 Q2‐11 Q3‐11 Realized Midwest Transaction Price $ 0.99 $ 1.26 $ 1.18 Net Integrated Cash Cost Of Primary Aluminum 0.77 0.70 0.81 g y Integrated Upstream Margin Per Pound $ 0.22 $ 0.56 $ 0.37 Total Primary Aluminum Shipments 140.7 144.0 148.6 Integrated Segment Profit $ 30 2 $ 79 5 $ 56 1 Upstream 30.2 79.5 56.1 7

Bridge of Segment Profit to Net Income, Excluding Special Items Q3‐10 Q2‐11 Q3‐11 Segment Profit $ 38.8 $ 88.5 $ 60.2 Depreciation And Amortization (24.9) (24.5) (25.0) LIFO/LCM 11.0 (9.0) 1.9 Interest Expense, Net (7.2) (5.5) (5.2) me p , ) ) ) Other Recurring Non‐cash (4.8) (2.4) (10.5) Income Tax Impact Of Special Items (4.1) (15.9) (6.9) Net Income Special Items $ 8 8 $ 31 2 $ 14 5 Net Inco Income, Excluding 8.8 31.2 14.5 Quarter 3rd 8

Cash Costs Stable Despite Upward Pressures $0 85 $0.81 $0.07 $0.02 $0.02 $ $0.80 0.85 d $0.70 $0.70 0.75 $ per pound nce $0.60 $0.65 Q2‐11 Cash cost Seasonal peak power LME alumina offset Other, net Q3‐11 Cash cost erforman • 4th quarter cash cost outlook compared to 3rd quarter o Ab f k h 10 t d sh Cost P Absence of peak power surcharge – cent decrease o Impact of declining LME to offset Alumina sales – 3 cent increase for each 10 cent decrease in LME o Carbon‐based products – flat to 1 cent increase Cas 9

Q3‐11 Liquidity and Capitalization Highlights • Net cash)—$324.6 million • $317.2 total liquidity ($213.3 million of available Management debt (debt minus cash) $• Net debt to trailing twelve month Adjusted EBITDA ratio—1.2 to 1 borrowing capacity under revolving credit facility plus cash of $103.9) • $7.7 million cash interest payment due in f $13.3 $10.5 140 160 nancial M November for AcquisitionCo notes $17.5 $14.6 $54.0 100 120 ions y and Fin $103.9 $ 84.8 40 60 80 $ in milli Liquidity 0 20 June 2011 Adjusted Operating Pension taxes Capital September 2011 view of L cash EBITDA working capital funding & other Payments Cash expenditures, net cash Rev 10

A Framework for Growth and Sustainability Balanced with Return of Capital to Shareholders Committed to investing in the long‐term growth of Noranda’s integrated platform and prudent return of capital to shareholders via regular and supplemental dividends tment Attractive Industry Fundamentals Invest Noranda Competitive Strengths Norand Shareholder Value Creation overview of Business Reinvestment / Growth Return of Capital to Shareholders Over 11 Regular Dividends Supplemental Dividends Productivity (CORE) Capital Investment Strategic M&A

Overview of Regular Dividend Program Initiation & November 2011 Supplemental Dividend Strong cash flow generation capabilities demonstrated throughout the commodity cycle and solid long‐term financial prospects Regular $ 0.03 per common share regular quarterly cash dividend to be paid on Dividend Nov. 22, 2011 to shareholders of record as of Nov. 14, 2011 • 1.3%(1) current yield comparables favorably to North American aluminum peers and provides investors with recurring income / return of capital Shareholders Supplemental Dividend $1.00 per common share supplemental cash dividend to be paid on Nov. 22, 2011 to shareholders of record as of Nov. 14, 2011 capital to • Balance between financial flexibility / growth and providing current value to shareholders – Continue to generate significant free cash flow – Capital structure efficiency – Shareholder friendly financial policies / shareholder value turn of • Continued ability to act opportunistically with respect to strategic capital investments and M&A – As adjusted at September 30, 2011 to reflect payment of the regular and supplemental dividends, liquidity(2) and net debt to trailing twelve month Adjusted EBITDA ratio(3) were $246 million and 1.4, respectively, underpinned by long‐dated debt capital structure Ret 12 1) Calculated as annual dividend of $0.12 per common share divided by closing stock price on October 31, 2011 of $9.26. 2) Calculated as cash of $103.9 million less $71.0 million cash payment for dividends plus available borrowing capacity of $213.3 million. 3) Calculated as debt of $428.5 million less proforma cash ($103.9 million less $71.0 million cash payment for dividends) divided by twelve month trailing Adjusted EBITDA.

Summary Financial Policy Model • Prudently manage balance sheet and maintain solid liquidity position • Invest in profitable growth opportunities and long‐term sustainability via strategic 1 2 acquisitions and capital investments • Balance growth and other funding requirements with shareholder return of capital 3 Invest – Initiation of regular quarterly cash dividend of $0.03 per common share – Potentially augment regular quarterly cash dividends with additional supplemental time Noranda dividends over • Drive increases profitability and cost control through CORE productivity program 4 overview of framework 13

Overview of Existing & New Capital Investment Projects

Attractive portfolio of existing and newly approved growth projects. Robust pipeline will be dynamically evaluated vs. strategic M&A opportunities

Business Reinvestment / Growth

Business Reinvestment / Growth

Approved & In-Progress	• $38 million New Madrid smelter expansion expected to increase run-rate production capacity by 35 million pounds in 2013 - ~30% complete - Project remains on-time and on-budget
Approved and Initiated	• Initiated, at a projected cost of $2.4 million, the engineering phase of two new capital projects to support both growth and productivity - $40MM project to design and build a new state of the art value added rod mill. Expected to increase value added rod capability by ~40% - $35MM project to design and build new recycling and re-melt facilities at Huntingdon, TN. Expected to increase remelt capability by ~50%
Selected Pipeline Opportunities	• Alumina capacity expansion and process control modernization project expected to increase capacity by ~3%

14

3rd Quarter Earnings Call Key Takeaways • Strong financial performance and demonstrated stability in an uncertain environment – Continued improvement in trends of volume, profitability and cash flow – Validates operational strategy and integrated business model 1 – Strong cash generation capabilities through the cycle • Initiation of shareholder return of capital program: regular dividends potentially augmented by supplemental dividends over time 2 – $0.03 per common share regular quarterly cash dividend to be paid on November 22, 2011 to shareholders of record as of November 14, 2011 – $1.00 per common share supplemental cash dividend to be paid on November 22, 2011 to shareholders of record as of November 14 2011 marks 14, • Committed to continue investing in Noranda’s growth and profitability – Noranda’s Board has approved the engineering phase of two new capital projects aimed at increasing production capability 3 closing • Outlook and demand expectations for the medium and long‐term remain positive in light of current market volatility 4 15

Appendices

Third Quarter 2010 Segment Profit (Loss)

	Three months ended September 30, 2010						
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:							
External customers	17.6	52.2	110.8	133.6	—	—	314.2
Intersegment	17.9	35.4	38.3	0.1	—	(91.7)	—
Total sales	35.5	87.6	149.1	133.7	—	(91.7)	314.2
Segment profit (loss)	7.7	10.1	12.5	14.4	(5.8)	(0.1)	38.8
Depreciation and amortization	2.5	5.0	12.0	5.1	0.3	—	24.9
Capital expenditures	2.5	2.3	4.7	2.3	0.7	—	12.5

	Three months ended September 30, 2010						
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	7.7	10.1	12.5	14.4	(5.8)	(0.1)	38.8
Depreciation and amortization	(2.5)	(5.0)	(12.0)	(5.1)	(0.3)	—	(24.9)
Last in, first out and lower of cost or market inventory adjustments	—	—	6.3	4.8	—	(0.1)	11.0
Loss on disposal of assets	—	—	(1.3)	(0.1)	(0.1)	—	(1.5)
Non-cash pension, accretion and stock compensation	(0.1)	(0.1)	(0.8)	(0.6)	(0.4)	—	(2.0)
Restructuring, relocation and severance	(0.1)	—	—	—	(0.6)	—	(0.7)
Consulting and sponsor fees	—	—	—	—	(0.2)	—	(0.2)
Cash settlements on hedging transactions	—	—	0.1	(0.6)	—	—	(0.5)
Other, net	0.1	(0.2)	(0.2)	0.1	0.2	0.1	0.1
Operating income (loss)	5.1	4.8	4.6	12.9	(7.2)	(0.1)	20.1
Interest expense, net							7.2
Gain on hedging activities, net							(21.7)
Gain on debt repurchase							(3.5)
Total other income							(18.0)
Income before income taxes							38.1

Appendices

Second Quarter 2011 Segment Profit (Loss)

	Three months ended June 30, 2011						
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:							
External customers	17.8	60.5	174.3	173.7	—	—	426.3
Intersegment	18.6	48.7	18.3	—	—	(85.6)	—
Total sales	36.4	109.2	192.6	173.7	—	(85.6)	426.3
Segment profit (loss)	6.0	27.6	48.0	16.2	(7.2)	(2.1)	88.5
Depreciation and amortization	2.8	5.2	11.6	4.6	0.3	—	24.5
Capital expenditures	2.3	3.0	6.1	3.7	0.7	—	15.8

	Three months ended June 30, 2011						
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	6.0	27.6	48.0	16.2	(7.2)	(2.1)	88.5
Depreciation and amortization	(2.8)	(5.2)	(11.6)	(4.6)	(0.3)	—	(24.5)
Last in, first out and lower of cost or market inventory adjustments	—	—	(3.6)	(2.4)	—	(3.0)	(9.0)
(Gain) loss on disposal of assets	0.7	—	(0.7)	(0.4)	—	—	(0.4)
Non-cash pension, accretion and stock compensation	(0.2)	(0.2)	(0.7)	(0.6)	(1.6)	—	(3.3)
Restructuring, relocation and severance	—	(0.1)	—	(0.1)	—	—	(0.2)
Consulting and sponsor fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	(0.2)	(1.4)	—	—	(1.6)
Other, net	0.1	—	(0.3)	0.1	(0.2)	3.5	3.2
Operating income (loss)	3.8	22.1	30.9	6.8	(9.4)	(1.6)	52.6
Interest expense, net							5.5
Gain on hedging activities, net							(24.3)
Total other income							(18.8)
Income before income taxes							71.4

Appendices

Appendices

Third Quarter 2011 Segment Profit (Loss)

	Three months ended September 30, 2011						
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:							
External customers	17.4	60.6	159.2	163.2	—	—	400.4
Intersegment	23.5	43.5	28.5	—	—	(95.5)	—
Total sales	40.9	104.1	187.7	163.2	—	(95.5)	400.4
Segment profit (loss)	6.8	23.4	21.8	12.1	(8.0)	4.1	60.2
Depreciation and amortization	3.2	5.3	11.5	4.7	0.3	—	25.0
Capital expenditures	1.3	4.1	6.5	2.7	0.2	—	14.8

	Three months ended September 30, 2011						
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	6.8	23.4	21.8	12.1	(8.0)	4.1	60.2
Depreciation and amortization	(3.2)	(5.3)	(11.5)	(4.7)	(0.3)	—	(25.0)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.0)	0.7	—	3.2	1.9
Gain (loss) on disposal of assets	—	—	(0.4)	0.1	—	—	(0.3)
Non-cash pension, accretion and stock compensation	(0.1)	(0.1)	(0.8)	(0.6)	(1.0)	—	(2.6)
Restructuring, relocation and severance	—	—	(0.6)	(0.1)	(0.5)	—	(1.2)
Consulting and sponsor fees	—	—	—	—	(1.4)	—	(1.4)
Cash settlements on hedging transactions	—	—	0.3	—	—	—	0.3
Other, net	0.1	(0.1)	0.1	—	(3.5)	(5.3)	(8.7)
Operating income (loss)	3.6	17.9	6.9	7.5	(14.7)	2.0	23.2
Interest expense, net							5.2
Gain on hedging activities, net							(19.5)
Total other income							(14.3)
Income before income taxes							37.5

Non‐GAAP Measure: Disclaimer This presentation contains non‐GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and comparing our performance to our peers. However, our non‐GAAP financial measures may not be comparable to similarly titled non‐GAAP financial measures used by other companies. These non‐GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent we discuss any non‐GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure are available in the appendices that follow and are filed as an Exhibit 99 to our Current Report on Form 8‐K furnished to the SEC concurrent with the use of this presentation. Appendice

Non‐GAAP Measure: Adjusted EBITDA Management uses “Adjusted EBITDA” as a liquidity measure in respect of the fixed-charge coverage ratio and the net senior secured leverage ratio, as defined in our debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense and depreciation and amortization, adjusted to eliminate certain non-cash expenses, restructuring charges, related party management fees, charges resulting from purchase accounting and other specified items of income or expense as outlined below (in millions): Three months ended September 30, Nine months ended September 30, Twelve months ended December 31, September 30, 2010 2011 2010 2011 2010 2011 $ $ $ $ $ $ Adjusted EBITDA 33.0 54.0 161.2 212.2 226.1 277.1 Last in, first out and lower of cost or market inventory adjustments (a) 11.0 1.9 0.3 (17.3) (4.1) (21.7) Loss on disposal of assets (1.5) (0.3) (3.4) (1.8) (4.0) (2.4) Non-cash pension, accretion and stock Compensation (2.0) (2.6) (11.4) (9.6) (14.9) (13.1) Restructuring, relocation and severance (0.7) (1.2) (9.0) (1.8) (11.9) (4.7) Consulting and sponsor fees (0.2) (1.4) (18.9) (1.8) (18.9) (1.8) rate swaps — — (5.6) (2.3) (11.0) (7.7) S Interest swaps Gain (loss) on debt repurchase 3.5 — 0.9 — (0.1) (1.0) Charges and fees related to hedge terminations — — (9.0) — (9.0) — Non-cash derivative gains and losses (b) 27.1 25.9 40.9 83.9 73.2 116.2 Other, net — (8.6) 3.5 (5.6) 6.3 (2.8) Depreciation and amortization (24.9) (25.0) (76.1) (73.1) (98.7) (95.7) Interest expense, net (7 2) (5 2) (25 0) (16 4) (31 1) (22 5) Appendice net 7.2) 5.2) 25.0) 16.4) 31.1) 22.5) Income tax expense (12.9) (6.7) (16.4) (49.9) (35.0) (68.5) Net income 25.2 30.8 32.0 116.5 66.9 151.4

Appendices

Non-GAAP Measure: Adjusted EBITDA (Cont'd)

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, our working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider our Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended December 31,
	2010	2011	2010	2011	2010
	$	$	$	$	$
Adjusted EBITDA	33.0	54.0	161.2	212.2	226.1
Settlements from hedge terminations, net	—	—	164.6	—	164.6
Stock compensation expense	0.2	0.9	4.2	4.4	5.9
Changes in other assets	(1.0)	1.2	(8.7)	(5.7)	(10.0)
Changes in pension, other post-retirement liabilities and other long-term liabilities	8.4	(11.6)	12.7	(13.9)	(0.6)
Changes in current operating assets and liabilities	6.5	21.1	(19.0)	(8.1)	(36.7)
Changes in current income taxes	(2.9)	(14.4)	(9.0)	(52.9)	(20.2)
Changes in accrued interest	(6.1)	(4.5)	(10.7)	(5.4)	(7.4)
Non-cash pension, accretion and stock compensation	(2.0)	(2.6)	(11.4)	(9.6)	(14.9)
Restructuring, relocation and severance	(0.7)	(1.2)	(9.0)	(1.8)	(11.9)
Consulting and sponsor fees	(0.2)	(1.4)	(18.9)	(1.8)	(18.9)
Interest rate swaps	—	—	(5.6)	(2.3)	(11.0)
Other, net	(4.3)	(7.8)	(0.5)	(4.8)	5.9
Cash flow from operating activities	30.9	33.7	249.9	110.3	270.9

Non‐GAAP Measure: Adjusted EBITDA (Cont’d) (a) Our New Madrid smelter and our rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduce inventories to the lower of cost (adjusted for purchase accounting) or market value. (b) The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to our derivatives are included in Adjusted EBITDA and are shown in the table below: Three months ended September 30, Nine months ended September 30, Twelve months ended December 31, September 30, 2010 2011 2010 2011 2010 2011 $ $ $ $ $ $ Fixed priced aluminum swaps — — (24.2) — (24.2) (24.2) Variable price aluminum swaps and other (0.5) 0.3 (0.8) (2.5) (2.5) (9.0) gas swaps 5 9 6 2 16 3 18 6 23 3 60 7 Natural 5.9 6.2 16.3 18.6 23.3 60.7 Interest rate swaps — — 5.6 2.3 11.0 15.6 Total 5.4 6.5 (3.1) 18.4 7.6 43.1 Appendice

Non‐GAAP Measure: Free Cash Flow Free cash flow is calculated as cash flow from operating activities less capital expenditures. Management has provided disclosure of free cash flow because the measure provides investors with additional information with which to measure the Company’s liquidity. Using this metric, investors are able to assess the Company’s availability of cash flows for future growth and strategic investment opportunities. The Company’s measure of free cash flow may not be comparable to similarly titled measures used by other companies. Free cash flow should not be considered in isolation from or as an alternative to other measures of cash flow derived in accordance with U.S. GAAP. The following table shows the calculation of free cash flow for the periods presented: Three months ended September 30, Nine months ended September 30, 2010 2011 2010 2011 $ $ $ $ Cash flow from operation activities 30.9 33.7 249.9 110.3 Less: Capital expenditures (12.5) (14.8) (40.3) (44.1) Free cash flow 18.4 18.9 209.6 66.2 Appendices

Non‐GAAP Measure: Net Cash Cost of Primary Aluminum Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value‐added premiums on primary aluminum sales. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs seasonality in electrical contract rates and increases or decreases in other costs, rates, production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the Three months ended September 30, Nine months ended September 30, 2010 2011 2010 2011 Total primary aluminum cash cost (in millions)(a) $ 108.6 $ 119.7 $ 292.5 $ 314.7 Total primary aluminum shipments (pounds in millions) 140.7 148.6 408.0 435.6 calculation of integrated net cash cost of primary aluminum: Appendices Integrated net cash cost for primary aluminum products (per pound shipped) $ 0.77 $ 0.81 $ 0.72 $ 0.72 (a) Total primary aluminum cash cost is calculated below (in millions): Total primary aluminum product sales $ 149.1 $ 187.7 $ 444.2 $ 561.1 Less: fabrication premiums and other revenue (10.3) (11.9) (28.2) (35.6) Realized Midwest transaction price revenue 138.8 175.8 416.0 525.5 Primary aluminum products segment profit 12.5 21.8 70.1 117.6 Alumina refining segment profit 10.1 23.4 35.9 73.9  7 7 6 8 20 0 19 2 Bauxite segment profit 7.7 6.8 20.0 19.2 Profit eliminations (0.1) 4.1 (2.5) 0.1 Total 30.2 56.1 123.5 210.8 Total primary aluminum cash cost $ 108.6 $ 119.7 $ 292.5 $ 314.7

Non‐GAAP Measure: Diluted EPS, Excluding Special Items “Net income (loss), excluding special items” means net income adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted net income (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of diluted weighted average shares outstanding. Management has provided net income (loss), excluding special items and diluted net income (loss) per share, excluding special items because the measure provides investors with with results metrics additional information which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period. Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income ( loss), excluding special items should not be considered in isolation from or as an alternative to net income or any other ), performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Three months ended September 30, Nine months ended September 30, 2010 2011 2010 2011 Net income (loss) $ 25.2 $ 30.8 $ 32.0 $116.5 After-tax impact of special items 16.4 16.3 10.3 47.0 After Net income, excluding special items $ 8.8 $ 14.5 $ 21.7 $ 69.5 Weighted-average common shares outstanding, diluted 56.30 68.49 50.31 68.32 Diluted earnings per share, excluding special items $ 0.16 $ 0.21 $ 0.43 $ 1.02 Appendices noranda